                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                   ADVANCED COMMUNICATION TECHNOLOGIES, INC.

                            ________________________

                            Under Section 102 of the
                            General Corporation Law
                           _________________________

     The undersigned, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

     FIRST: The name of the corporation is Advanced Communication Technologies, Inc.

     SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL.

     THIRD: The name and address in the State of Delaware of this corporation's agent for service of process is: The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, County of New Castle.

     FOURTH:  The name and mailing address of the sole incorporator is:

                   Lawrence A. Spector
                   c/o Fulbright & Jaworski L.L.P.
                   666 Fifth Avenue
                   New York, New York  10103

     FIFTH: The total number of shares which the corporation has authority to issue is two hundred (200) shares of Common Stock, par value $.01 per share.

     SIXTH: In the furtherance and not in limitation of the objects, purposes and powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the corporation.

     SEVENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of section 291 of Title 8 of the

Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH: The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     NINTH: The directors of the corporation shall incur no personal liability to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that the directors of the corporation shall continue to be subject to liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the directors derived an improper benefit. If the GCL is amended after the date of incorporation of the corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

     TENTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 20th day of August, 1993.

                                         /s/ Lawrence A. Spector
                                         ------------------------------
                                         Lawrence A. Spector

                            CERTIFICATE OF AMENDMENT
                                      OF
                          CERTIFICATE OF INCORPORATION


     ADVANCED COMMUNICATION TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: The Sole Director of the Corporation by written consent has duly adopted the amendment to the Corporation's Certificate of Incorporation set forth below.

     SECOND: Said amendment amends Article FIFTH of the Corporation's Certificate of Incorporation to read in its entirety as follows:

                    "FIFTH: The total number of shares of stock which the Corporation has authority to issue is twelve million (12,000,000) shares of Common Stock, par value $.001 per share."

     THIRD: Upon the effective time of this amendment to the Certificate of Incorporation whereby Article FIFTH is amended to read as set forth herein, each share of the Common Stock of the Corporation issued and outstanding or held by the Corporation shall be automatically reclassified and converted (without further action on the part of the Corporation) into sixty thousand (60,000) fully paid and non-assessable shares of New Common Stock.

     FOURTH: That in lieu of a meeting and vote of stockholders entitled to vote thereon, such stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     FIFTH: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Advanced Communication Technologies, Inc. has caused this Certificate to be signed by its President and Secretary, this 8th day of December, 1993.

                                    ADVANCED COMMUNICATION
                                     TECHNOLOGIES, INC.


                                    By: /s/ J. Gerard Aguilar
                                        -----------------------------------
                                            J. Gerard Aguilar
                                            President



Attest:

By: /s/ J. Gerard Aguilar
    -----------------------------------
        J. Gerard Aguilar
        Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION


        ADVANCED COMMUNICATION TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        FIRST: The Board of Directors of the Corporation, acting by unanimous written consent, has duly adopted the amendment to the Corporation's Certificate of Incorporation set forth below.

        SECOND: Said amendment amends Article FIFTH of the Corporation's Certificate of Incorporation to read in its entirety as follows:

                "FIFTH: The total number of shares of stock which the Corporation has authority to issue is twenty million (20,000,000) shares of Common Stock, par value $.001 per share."

        THIRD: That in lieu of a meeting and vote of stockholders entitled to vote thereon, such stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

        FOURTH: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, Advanced Communications Technologies, Inc. has caused this Certificate to be signed by its President and Secretary, this 25 day of February, 1994.



                                        ADVANCED COMMUNICATION
                                          TECHNOLOGIES, INC.

                                        By: /s/ Michael Goldstein
                                           -----------------------
                                                Michael Goldstein
                                                President


Attest:

By: /s/ J. Gerard Aguilar
   --------------------------
        J. Gerard Aguilar
        Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                       THE CERTIFICATE OF INCORPORATION
                                      OF
                   ADVANCED COMMUNICATION TECHNOLOGIES, INC.


          Advanced Communication Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of Advanced Communication Technologies, Inc. duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the proposed amendment be placed before the stockholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by restating Article FIRST thereof to read in its entirety as follows:

          FIRST:  The name of the corporation is Voxware, Inc.

     SECOND:   That thereafter, the stockholders of said corporation, by written consent of the holders of a majority of the outstanding stock entitled to vote thereon, in accordance with Section 228 of the General Corporation Law of the State of Delaware, approved said amendment to the Certificate of Incorporation.

     THIRD: That thereafter, written notice of the foregoing action was given in accordance with Section 228 of the General Corporation Law of the State of Delaware to those stockholders who have not consented in writing to the foregoing action.

     FOURTH:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm, under penalties of perjury that the Certificate is the act and deed of the Corporation and the facts stated herein are true.


Date:     5/23/94                   /s/ Michael Goldstein
      ---------------               ------------------------------
                                    Michael Goldstein
                                    President

ATTEST:

/s/ Gerard Aguilar
- --------------------------
J. Gerard Aguilar
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                 VOXWARE, INC.


                    (Pursuant to Section 242 of the General
                          Corporation Law of Delaware)


          VOXWARE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Corporation's Board of Directors on December 7, 1994, the Board of Directors of the Corporation duly adopted a resolution setting forth the proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the proposed amendment be placed before the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by restating Article FIFTH thereof to read in its entirety as follows:

               "FIFTH: The total number of shares of all classes of stock which the Corporation has authority to issue is Forty million (40,000,000) shares, consisting of Thirty million (30,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"), and Ten million (10,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), which Preferred Stock shall have such designations, powers, preferences and rights as may be authorized by the Board of Directors from time to time.

               The Board of Directors is hereby authorized, subject to the provisions contained in this Article FIFTH, to issue the Preferred Stock from time to time in one or more series, which Preferred Stock shall be preferred to the Common Stock as to dividends and distribution of assets of the Corporation upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as hereinafter provided, and shall have such designations as may be stated in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. In such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is hereby expressly authorized and empowered to fix the number of shares constituting such series and to fix the designations and any of the preferences, powers or rights of the shares of the series so established to the full extent allowable by law except insofar as such designations, preferences, powers or rights are fixed herein. Such authorization in the Board of Directors shall expressly include the authority to fix and determine the designations, preferences, powers or rights of such shares in all respects including, without limitation, the following:

          (i)    the rate of dividend;

          (ii) whether shares can be redeemed or called and, if so, the redemption or call price and terms and conditions of redemption or call;

          (iii) the amount payable upon shares in the event of dissolution, voluntary and involuntary liquidation or winding up of the affairs of the Corporation;

          (iv) purchase, retirement or sinking fund provisions, if any, for the call, redemption or purchase of shares;

          (v) the terms and conditions, if any, on which shares may be converted into Common Stock or any other securities;

          (vi) whether or not shares have voting rights, and the extent of such voting rights, if any; and

          (vii) whether shares shall be cumulative, noncumulative, or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

                                  COMMON STOCK
                                  ------------

               Section 1.  Voting Rights.  The holders of shares of Common Stock
               ---------   -------------
          shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation, subject in all cases to the rights of the Preferred Stock, if any.

               Section 2.  Dividends.  Subject to the rights of the Preferred
               ---------   ---------
          Stock, if any, dividends may be paid on the Common Stock as and when declared by the Board of Directors.

               Section 3.  Liquidation Rights.  Subject to the prior and
               ---------   ------------------
          superior right of the Preferred Stock, if any, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed in accordance with the provisions of this Certificate of Incorporation, as it may from time to time be amended or supplemented, including without limitation any supplement effected pursuant to a certificate of designations, setting forth such prior and superior rights. Such funds shall be paid to the holders of Common Stock pro rata on the basis of the number of shares of Common Stock held by each of them.

               Section 4.  Merger, Consolidation, Sale of Assets.  Subject to
               ---------   -------------------------------------
          the prior and superior rights of the Preferred Stock, if any, in the event of any merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not survive, or the sale or transfer of all or substantially all of the assets of the Corporation to another entity, or a merger or consolidation in which the Corporation shall be the surviving entity but its Common Stock is exchanged for stock, securities or property of another entity, the holders of Common Stock shall be entitled to receive all cash, securities and other property received by the Corporation pro rata on the basis of the number of shares of Common Stock held by each of them.

               Section 5.  Residual Rights.  All rights accruing to the
               ---------   ---------------
          outstanding shares of the Corporation not expressly provided for to the contrary in this Certificate of Incorporation, as it may from time to time be amended or supplemented, including without limitation any supplement effected pursuant to a certificate of designations, shall be vested in the Common Stock."

          SECOND: That pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation and was duly adopted by the stockholders of the Corporation pursuant to a written consent in accordance with the applicable provisions of Section 228 of the General Corporation Law of Delaware, and in accordance with such Section 228 written notice has been given to those stockholders who have not consented in writing.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

          IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm, under penalties of perjury that the Certificate is the act and deed of the corporation and the facts stated herein are true.

                                    /s/ Michael Goldstein
                                    -------------------------------
Date: December 9, 1995                  Michael Goldstein
      ----------------                  President


ATTEST

/s/ Kenneth H. Traub
- --------------------
    Kenneth H. Traub
    Secretary

                     CERTIFICATE OF DESIGNATIONS, POWERS,
                             PREFERENCES AND RIGHTS
                                     OF THE
                      Series A CONVERTIBLE PREFERRED STOCK
                          (Par Value $0.001 Per Share)

                                       OF

                                 VOXWARE, INC.

                       ---------------------------------

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                       ---------------------------------

          VOXWARE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company") by its President and Secretary, DOES HEREBY CERTIFY:

          FIRST: That pursuant to the authority expressly vested in the Board of Directors of said Company by the provisions of its Certificate of Incorporation, as amended, the said Board of Directors duly adopted the following resolution providing for the designation and issuance of four million (4,000,000) shares of Series A Preferred Stock, $.001 par value:

          RESOLVED, that this Board of Directors, pursuant to authority expressly granted to and vested in it by the Certificate of Incorporation of the Company, hereby authorizes the issue from time to time a series of Preferred Stock of the Company and hereby fixes the designation, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in said Certificate of Incorporation, to be in their entirety as follows:

          1.  Designation.  The series of 4,000,000 shares of Series A
              -----------
Convertible Preferred Stock, par value $.001 per share, shall be designated the "Series A Preferred Stock." The Series A Preferred Stock, which is referred to herein as the "Series A Preferred Stock" or the "Preferred Stock," shall have the following rights, terms and privileges:

          2.  Dividends.
              ---------

              (a) Dividends.  The holders of the then outstanding Preferred
                  ---------
Stock shall be entitled to receive, out of funds legally available therefor, dividends when and as may be declared from time to time by the Board of Directors of the Company, on each share of Preferred Stock at the same rate on the same basis as are paid with respect to the Company's Common Stock, par value $.001 per share ("Common Stock") (including fractions of a share) into which it is convertible.

              (b) Dividends in Kind. In the event the Company shall make or
                  -----------------
issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution made pursuant to the provisions of Section 3) with respect to the Common Stock payable in (i) securities of the Company other than shares of Common Stock or (ii) assets, then and in each such event the holders of Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Company which they would have received had their Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

          3.  Liquidation, Dissolution or Winding Up
              --------------------------------------

              (a) Treatment at Liquidation, Dissolution or Winding Up.  In the
                  ---------------------------------------------------
event of any Reorganization (as defined in Section 5(g) and if an election is made as described in Section 5(g)), liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Preferred Stock and holders of the Common Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, as follows:

                  (i) First, the holders of the Preferred Stock, as a class, and the holders of the Common Stock, as a class, will each receive 50% of the first $8,000,000 of assets available for distribution to the stockholders (the "Initial Distribution"). The proceeds of the Initial Distribution paid to the holders of the Preferred Stock as a class shall be paid pro rata to such holders and the proceeds of the Initial Distribution paid to the holders of the Common Stock as a class shall be paid pro rata to such holders.

                  (ii) Second, after the Initial Distribution has been made in full to the holders of the Preferred Stock and the holders of the Common Stock or funds necessary from such payment shall have been set aside by the Company in trust for the accounts of the holders of Preferred Stock and the holders of Common Stock, the remaining assets of the Company shall be distributed to the holders of the Preferred Stock and the holders of the Common Stock then outstanding, collectively as a class. Such distribution shall be made to the holders of the Preferred Stock and Common Stock on a pro rata basis, based on the number of shares of Common Stock into which shares of the Preferred Stock are then convertible and the number of shares of Common Stock held.

              (b) Distributions in Cash. All distributions made pursuant to this
                  ---------------------
Section 3 shall in all events be paid in cash. Wherever a distribution provided for in this Section 3 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Company's Board of Directors.

          4.  Voting Power. Except as otherwise expressly provided in Section 8
              ------------
hereof, or as required by law, each holder of Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Preferred Stock could be converted, pursuant to the provisions of
Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Preferred Stock and Common Stock shall vote together as a single class on all matters.

          5.  Conversion Rights for the Preferred Stock. The holders of the
              -----------------------------------------
Preferred Stock shall have the following rights with respect to the conversion of the Preferred Stock into shares of Common Stock:

              (a) General. Subject to and in compliance with the provisions of
                  -------
this Section 5, any share of the Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock. The numbers of shares of Common Stock to which a holder of Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Preferred Stock being converted.

              (b) Applicable Conversion Rate. The conversion rate in effect at
                  --------------------------
any time (the "Applicable Conversion Rate") shall be the quotient obtained by dividing (i) 1.00 by the Applicable Conversion Value, calculated as provided in
Section 5(c).

              (c) Applicable Conversion Value. The Applicable Conversion Value
                  ---------------------------
shall be $1.00, except that such amounts shall be adjusted from time to time in accordance with this Section 5.

              (d) Adjustments to Applicable Conversion Value.
                  ------------------------------------------

                  (i)  (A)  Upon Sale of Common Stock. If the Company shall,
                            -------------------------
while there are any shares of Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value for the Preferred Stock, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to the lowest net price per share at which such Common Stock has been issued or sold or has been deemed to have been issued or sold.

                       (B)  Upon Issuance of Warrants. Options and Rights to
                            ------------------------------------------------
                            Common Stock.
                            ------------

                            (1) For the purposes of this Section 5(d)(i), the
issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock shall be less than the Applicable Conversion Value at the time of such issuance. Any obligation, agreement, or undertaking to issue warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made or deemed not required hereunder, upon the issuance of any such warrants, options, or subscription or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

     Should the Net Consideration Per Share of any such warrants, options, subscriptions, or purchase rights or convertible securities be decreased from time to time, then, upon the effectiveness of each such change, the Applicable Conversion Value shall be adjusted to such Applicable Conversion Value as would have obtained (1) had the adjustments made upon the issuance of such warrants, options, rights, or convertible securities been made upon the basis of the decreased Net Consideration Per Share of such securities, and (2) had adjustments made to the Applicable Conversion Value since the date of issuance of such securities been made to the Applicable Conversion Value as adjusted pursuant to (1) above. Any adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions, purchase rights or convertible securities with respect to shares of Common Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible securities expire or are cancelled without being exercised or converted, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or cancelled warrants, options, subscriptions, purchase rights, or convertible securities with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or cancelled warrants, options, subscriptions, purchase rights or convertible securities not been issued.

                            (2) For purposes of this paragraph, the "Net
Consideration Per Share" which may be received by the Company shall be determined as follows:

                                (a) The "Net Consideration Per Share" shall mean
the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted.

                                (b) The "Net Consideration Per Share" which may
be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

                       (C) Consideration Other than Cash. For purposes of this
                           -----------------------------
Section 5(d), if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Company.

                       (D) Exceptions. This Section 5(d)(i) shall not apply
                           ----------
under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(d)(ii)). Further, the provisions of this Section 5(d) shall not apply to (i) shares issued upon conversion of the Preferred Stock, (ii) options (and the shares issuable upon exercise thereof) to purchase up to an aggregate of 2,290,000 shares of Common Stock (including options outstanding on the date hereof) issued to employees of the Company, as provided in Section 4.5 of the Series B Preferred Stock Purchase Agreement by and among the Company, certain Shareholders listed therein and the Purchasers listed therein, dated December 15, 1995 (the "Purchase Agreement"),
(iii) shares issued upon exercise of 2,000,000 warrants to purchase Common Stock outstanding on the date hereof and as set forth on Schedule 2.4 of the Purchase
                                                   ------------
Agreement, (iv) securities issued by the Company in connection with the acquisition of another corporation by merger, purchase of substantially all the assets or other reorganization, (v) securities issued by the Company in connection with the acquisition of any patent or other rights to technology, including licenses, and (vi) securities issued by the Company in connection with a corporate collaboration, joint venture, partnership, or marketing, manufacturing, research, licensing or other arrangement; provided, however, that
                                                         --------  -------
the issuance of any securities by the Company as described under Clauses (iv), (v) and (vi) of this Subsection (D) shall be approved by the affirmative vote of a majority of the Board of Directors (which majority must include a majority of the directors designated by the holders of Preferred Stock). The number of shares in this Section (D) shall be proportionately adjusted to reflect any stock dividend, stock split or other form of recapitalization occurring after the date hereof.

                       (E) Termination of Anti-dilution Adjustments. If at any
                           ----------------------------------------

time the Company shall affect a Private Placement (as hereinafter defined), then effective immediately after the closing of such Private Placement, the provisions of this Section 5(d)(i) shall no longer apply and shall be of no further force or effect. For purposes hereof, the term "Private Placement" shall mean the sale and issuance of shares of any equity security of the Company which is priced by financial investor (provided, that, such Private Placement may include a strategic investor as well as a financial investor) in which the aggregate proceeds received by the Company equal at least $2,000,000 and in which the price per share of such equity security exceeds $1.00 (as adjusted to reflect any stock split, stock dividend or other form of recapitalization occurring after the date hereof).

              (ii) Upon Extraordinary Common Stock Event. Upon the happening of
                   -------------------------------------
an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value for the Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value with respect to the Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value for the Preferred Stock shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

          "Extraordinary Common Stock Event" shall mean (A) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock or on any class or series of preferred stock, unless made pro rata to holders of Preferred Stock, (B) a
                             --- ----
          subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (C) a combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

          (e) Dividends. In the event the Company shall make or issue, or shall
              ---------
fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Company other than shares of Common Stock or
(ii) assets, then
and in each such event the holders of Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Company which they would have received had their Preferred Stock been converted into Common Stock immediately prior to the date of such distribution.

          (f) Capital Reorganization or Reclassification. If the Common Stock
              ------------------------------------------
issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than an Extraordinary Common Stock Event or other subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5 or by a Reorganization), then and in each such event, the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

          (g) Capital Reorganization, Merger or Sale of Assets. If at any time
              ------------------------------------------------
or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, or the sale of a majority of the voting securities of the Company in one transaction or in a series of related transactions, any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Preferred Stock after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the Applicable Conversion Value then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     Except as otherwise provided in Section 3(b), upon the occurrence of a Reorganization, under circumstances which make the preceding paragraph applicable, each holder of Preferred Stock shall have the option of electing treatment for his shares of Preferred Stock under either this Section 5(g) or
Section 3 hereof, notice of which election shall be submitted in writing to the Company at its principal offices no later than thirty (30) business days before the effective date of such event, provided that the holders of Preferred Stock shall have been given sixty (60) days prior notice of the proposed date of such event.

          (h) Certificate as to Adjustments; Notice by Company. In each case of
              ------------------------------------------------
an adjustment or readjustment of the Applicable Conversion Rate, the Company at its expense will furnish each holder of Preferred Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

          (i) Exercise of Conversion Privilege. To exercise its conversion
              --------------------------------
privilege, a holder of Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Company shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Preferred Stock, other than any taxes payable with respect to income by the holders thereof.

          (j) Cash in Lieu of Fractional Shares. The Company may, if it so
              ---------------------------------
elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Preferred Stock. If the Company does not elect to issue fractional shares, the Company shall pay to the holder of the shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

          (k) Partial Conversion. In the event some but not all of the shares of
              ------------------
Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Preferred Stock which were not converted.

          (l) Reservation of Common Stock. The Company shall at all times
              ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (m) Minimum Adjustment. Any provision of this Section 5 to the
              ------------------
contrary notwithstanding, no adjustment in the Applicable Conversion Value shall be made if the amount of such adjustment would be less than 1% of the Applicable Conversion Value then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with all amounts so carried forward, aggregates 1% or more of the Applicable Conversion Value then in effect.

     6.   Mandatory Conversion. If at any time the Company shall effect a
          --------------------
Qualified Public Offering (as herein after defined), then effective upon the closing of such Qualified Public Offering, all outstanding shares of Preferred Stock shall automatically convert into shares of Common Stock on the basis set forth in Section 5 hereof. For purposes hereof, the term "Qualified Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common Stock for the account of the Company in which the aggregate net proceeds to the Company equal at least $10,000,000 and in which the price per share of Common Stock is at least two (2) times the then Applicable Conversion Value of the Preferred Stock. Holders of shares subject to conversion shall deliver to the Company at its principal office (or such other office or agency as the Company may designate by notice in writing) during its usual business hours, the certificates or certificates for shares of Preferred Stock being converted, and the Company shall issue and deliver to such holders certificates for the number of shares of Common Stock to which such holders are entitled. Until such time as holders of shares of Preferred Stock shall surrender those certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock which the holders shall be entitled upon the surrender thereof.

     7.  No Reissuance of Preferred Stock. No share or shares of Preferred Stock
         --------------------------------
acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

     8.   Redemption. At any time on or after December 15, 2000, upon the
          ----------
written request (such request to be called the "Redemption Notice") of the holders of at least a majority of the then outstanding Preferred Stock, to the extent the Company has funds legally available therefor, the Company shall redeem all the shares of Preferred Stock at the Redemption Price (as defined below) in twelve equal quarterly installments, with the first payment being due on the last business day of the calendar month immediately following the date of the Redemption Notice and, thereafter, on the last business day of each of the next eleven successive calendar quarters. Notwithstanding the foregoing, the Company may, in its discretion, accelerate the payment of the Redemption Price and the redemption of the Preferred Stock. In the event shares of Preferred Stock scheduled for redemption are not redeemed because of a prohibition under applicable law, such shares shall be redeemed as soon as such prohibition no longer exists. The number of shares to be redeemed at the end of any quarter shall be cumulative, so that any shares subject to redemption at the end of one quarter and not so redeemed shall be carried forward to the subsequent quarter and shall be subject to redemption in addition to the shares otherwise redeemable at the end of such quarter. The Preferred Stock that has not been redeemed shall remain issued and outstanding until the Redemption Price has been paid in full and entitled to all rights and preferences provided herein. Shares of Preferred Stock required to be redeemed shall be redeemed pro rata from all
                                                             --------
holders of Preferred Stock. Nothing contained herein shall restrict the right of the holders of the Preferred Stock to convert their Preferred Stock pursuant to
Section 5. The Company will, 10 days prior to the date of redemption, mail to each holder of Preferred Stock a notice setting forth the date and place of redemption and the number of shares and the certificate numbers thereof which are to be redeemed. Upon the exercise of any redemption right under this Section 8, the holder of the Preferred Stock being redeemed shall deliver certificates representing such shares to the Company in exchange for the Redemption Price. Such shares shall no longer be deemed to be outstanding after such date of redemption and payment of the Redemption Price has been made in full to the holders of those shares scheduled for redemption. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     The redemption price (the "Redemption Price") for each share of Preferred Stock redeemed pursuant to this Section 8 shall be equal to $1.00 (subject to adjustment to reflect any stock dividend, stock split or other form of recapitalization occurring after the date hereof).

     9.   Restrictions and Limitations.
          ----------------------------

          (a) Corporate Action. Except as expressly provided herein or as
              ----------------
required by law, so long as at least 10% of the shares of Preferred Stock sold pursuant to the Purchase Agreement remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity which the Company and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of such corporation or trust, other than directors' qualifying shares) to, without the approval by vote or written consent by the holders of at least 51% of the then outstanding shares of Preferred Stock, voting as a separate class:

               (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), or declare and pay or set aside funds for the payment of any dividend with respect to, any share or shares of capital stock, except as required or permitted hereunder or under the terms of Section 4.2 of the Purchase Agreement;

               (ii) authorize or issue, or obligate itself to authorize or issue, additional shares of Preferred Stock;

               (iii) authorize or issue, or obligate itself to authorize or issue, any equity security senior to or on parity with the Preferred Stock as to liquidation preferences, dividend rights, or voting rights;

               (iv) merge or consolidate with any other corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its equity or its assets (whether now owned or hereinafter acquired), or consent to any liquidation, dissolution or winding up of the Company, or permit any subsidiary to do any of the foregoing, except for (1) any
                                                              ------
wholly-owned subsidiary may merge into or consolidate with or transfer assets to any other wholly-owned subsidiary, (2) any wholly-owned subsidiary may merge into or transfer assets to the Company; or

               (v) amend, restate, modify or alter the by-laws of the Company in any way which adversely affects the rights of the holders of the Preferred Stock.

          (b) Amendments to Charter. The Company shall not amend its Certificate
              ---------------------
of Incorporation without the approval, by vote or written consent, by the holders of at least fifty-one percent (51%) of the then outstanding shares of Preferred Stock, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Preferred Stock. Without limiting the generality of the preceding sentence, the Company will not amend its Certificate of Incorporation without the approval by the holders of at least fifty-one percent (51%) of the then outstanding shares of Preferred Stock if such amendment would:

               (i) change the relative seniority rights of the holders of Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Preferred Stock;

               (ii) reduce the amount payable to the holders of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Company, or change the dividend rights of the holders of Preferred Stock;

               (iii) cancel or modify the conversion rights of the holders of Preferred Stock provided for in Section 5 herein; or

               (iv) cancel or modify the rights of the holders of the Preferred Stock provided for in this Section 9.

     10.  No Dilution or Impairment. The Company will not, by amendment of its
          -------------------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding, or (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Preferred Stock set forth herein.

     11.  Notices of Record Date. In the event of
          ----------------------

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

     (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company,

then and in each such event the Company shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed in its name and on its behalf and by the President and attested to this 18 of December, 1995.

                                    VOXWARE, INC.


                                    By: /s/ Michael Goldstein
                                        ----------------------------------
                                            Michael Goldstein
                                            President and Chief Executive
                                              Officer


Attest By: /s/ Kenneth H. Traub
           -------------------------------
           Name:  /s/ Kenneth H. Traub
           Title: Executive Vice President
                    and Chief Financial Officer

15779-3

                           CERTIFICATE OF AMENDMENT
                                      OF
                   THE CERTIFICATE OF DESIGNATIONS, POWERS,
                            PREFERENCES AND RIGHTS
                                    OF THE
                     SERIES A CONVERTIBLE PREFERRED STOCK
                          (Par Value $.001 Per Share)
                                      of
                                 VOXWARE, INC.

          VOXWARE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

          FIRST: That by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation declared advisable and duly adopted resolutions setting forth proposed amendments of the Certificate of Designations, Powers, Preferences and Rights (the "Certificate of Designations") of the Corporation's Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), and directing that the proposed amendments be placed before the holders of the Series A Preferred Stock and the holders of the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

          RESOLVED, that, subject to the approval of the holders of the Corporation's Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), and the holders of the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), the Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock (the "Certificate of Designations") be amended by restating Section 1 thereof to read in its entirety as follows:

          1.  Designation.  The series of 6,000,000 shares of Series A
              -----------
          Convertible Preferred Stock, par value $.001 per share, shall be designated the "Series A Preferred Stock." The Series A Preferred Stock, which is referred to herein as the "Series A Preferred Stock" or the "Preferred Stock," shall have the following rights, terms and privileges:

     ; and it is further

          RESOLVED, that, subject to the approval of the holders of the Series A Preferred Stock, and the holders of the Common Stock, the Certificate of Designations be amended by restating the first sentence of Section 3(a)(i) thereof to read in its entirety as follows:

          (i) First, the holders of the Preferred Stock, as a class, and the holders of the Common Stock, as a class, will each receive 50% of the first $13,000,000 of assets available for distribution to the stockholders (the "Initial Distribution").

     SECOND:   That thereafter, the holders of the Series A Preferred Stock, by written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware and the Certificate of Designations, approved said amendment to the Certificate of Designations

     THIRD:    That thereafter, the holders of the Common Stock, by written consent of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware, approved said amendment to the Certificate of Designations.

     FOURTH:   That thereafter, written notice of the foregoing actions was given in accordance with Section 228 of the General Corporation Law of the State of Delaware to those holders of the Series A Preferred Stock and the Common Stock who have not consented in writing to the foregoing action.

     FIFTH:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm, under penalties of perjury that the Certificate is the act and deed of the Corporation and the facts stated herein are true.


Date: March 12, 1996                /s/ Michael Goldstein
      ----------------------        ------------------------------
                                    Michael Goldstein
                                    President and Chief Executive Officer

ATTEST:

/s/ Kenneth H. Traub
- ----------------------------------
Kenneth H. Traub
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                 VOXWARE, INC.

                    (Pursuant to Section 242 of the General
                          Corporation Law of Delaware)

          VOXWARE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Corporation's Board of Directors on June 26, 1996, the Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing that the proposed amendments be placed before the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by restating Article FIFTH thereof to read in its entirety as follows:

               "FIFTH: The total number of shares of all classes of stock which the Corporation has authority to issue is Fifty million (50,000,000) shares, consisting of Forty million (40,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"), and Ten million (10,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), which Preferred Stock shall have such designations, powers, preferences and rights as may be authorized by the Board of Directors from time to time.

               The Board of Directors is hereby authorized, subject to the provisions contained in this Article FIFTH, to issue the Preferred Stock from time to time in one or more series, which Preferred Stock shall be preferred to the Common Stock as to dividends and distribution of assets of the Corporation upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as hereinafter provided, and shall have such designations as may be stated in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. In such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is hereby expressly authorized and empowered to fix the number of shares constituting such series and to fix the designations and any of the preferences, powers or rights of the shares of the series so established to the full extent allowable by law except insofar as such designations, preferences, powers or rights are fixed herein. Such authorization in the Board of Directors shall expressly include the authority to fix and determine the designations, preferences, powers or rights of such shares in all respects including, without limitation, the following:

          (i)    the rate of dividend;

          (ii) whether shares can be redeemed or called and, if so, the redemption or call price and terms and conditions of redemption or call;

          (iii) the amount payable upon shares in the event of dissolution, voluntary and involuntary liquidation or winding up of the affairs of the Corporation;

          (iv) purchase, retirement or sinking fund provisions, if any, for the call, redemption or purchase of shares;

          (v) the terms and conditions, if any, on which shares may be converted into Common Stock or any other securities;

          (vi) whether or not shares have voting rights, and the extent of such voting rights, if any; and

          (vii) whether shares shall be cumulative, noncumulative, or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

                                  COMMON STOCK
                                  ------------

               Section 1.  Voting Rights.  The holders of shares of Common Stock
               ---------   -------------
          shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation, subject in all cases to the rights of the Preferred Stock, if any.

               Section 2.  Dividends.  Subject to the rights of the Preferred
               ---------   ---------
          Stock, if any, dividends may be paid on the Common Stock as and when declared by the Board of Directors.

               Section 3.  Liquidation Rights.  Subject to the prior and
               ---------   ------------------
          superior right of the Preferred Stock, if any, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed in accordance with the provisions of this Certificate of Incorporation, as it may from time to time be amended or supplemented, including without limitation any supplement effected pursuant to a certificate of designations, setting forth such prior and superior rights. Such funds shall be paid to the holders of Common Stock pro rata on the basis of the number of shares of Common Stock held by each of them.

               Section 4.  Merger, Consolidation, Sale of Assets.  Subject to
               ---------   -------------------------------------
          the prior and superior rights of the Preferred Stock, if any, in the event of any merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not survive, or the sale or transfer of all or substantially all of the assets of the Corporation to another entity, or a merger or consolidation in which the Corporation shall be the surviving entity but its Common Stock is exchanged for stock, securities or property of another entity, the holders of Common Stock shall be entitled to receive all cash, securities and other property received by the Corporation pro rata on the basis of the number of shares of Common Stock held by each of them.

               Section 5.  Residual Rights.  All rights accruing to the
               ---------   ---------------
          outstanding shares of the Corporation not expressly provided for to the contrary in this Certificate of Incorporation, as it may from time to time be amended or supplemented, including without limitation any supplement effected pursuant to a certificate of designations, shall be vested in the Common Stock."

     ; and it is further

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by restating Article EIGHTH thereof to read in its entirety as follows:

               "EIGHTH: The corporation shall indemnify any director or officer of the corporation and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

     ; and it is further

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by adding a new Article ELEVENTH thereto which shall read in its entirety as follows:

               "ELEVENTH: From and after the closing of an underwritten public offering of the Company's securities, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding stock entitled to vote thereon at a meeting of stockholders."

          SECOND: That pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation and was duly adopted by the stockholders of the Corporation pursuant to a written consent in accordance with the applicable provisions of Section 228 of the General Corporation Law of Delaware, and in accordance with such Section 228 written notice has been given to those stockholders who have not consented in writing.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

          IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm, under penalties of perjury that the Certificate is the act and deed of the corporation and the facts stated herein are true.


Date: July 1, 1996                           /s/ Michael Goldstein
      ------------                          ------------------------
                                            Michael Goldstein
                                            President

ATTEST

/s/ Kenny Traub
________________________